Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces

New Semisubmersible Rig Order and Three-Year Drilling Contract

HOUSTON, May 29, 2013 — Diamond Offshore Drilling, Inc. (NYSE: DO) today announced an agreement with Hyundai Heavy Industries Co., Ltd. to build a new Moss CS60E design harsh environment semisubmersible drilling rig. The 10,000’ dynamically positioned rig is expected to be delivered after November 2015. Projected capital cost of the unit including spares, commissioning and shipyard supervision is approximately $755 million.

The Company also announced that a three-year drilling contract has been entered into with a subsidiary of BP plc (NYSE: BP) to utilize the rig for initial operations off the coast of South Australia. The initial operating dayrate under the drilling contract is $585,000 per day and is subject to upward adjustment for certain increased operating costs and equipment modifications.

“We are pleased to have been selected by BP for this important work,” commented Larry Dickerson, Diamond Offshore’s CEO. “Our Company, and its predecessors, have been continuously active in Australia since 1982, drilling over 600 wells; far more than any other drilling contractor. We believe that this market-leading experience should enable Diamond Offshore to play a key role in our customer’s exploration efforts and we look forward to this opportunity.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 30 semisubmersibles, seven jack-ups and one drillship, in addition to four ultra-deepwater drillships and three deepwater semisubmersibles currently under construction. Additional information about the Company and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com. Diamond Offshore is owned 50.4% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning future performance under contract awards, future operations and dayrates, future rig construction and upgrades and expected expenditures therefor, the expected delivery date, projected capital costs, and future contracting opportunities. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company.

A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control.

Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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